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                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the _____ day of ______________, 2005, by and between AHPC HOLDINGS, INC., a Maryland corporation (the "Company"), and each of the investors listed on Schedule A hereto (collectively, the "Investors" and each an "Investor"), each of whom is a holder of shares of the Company's Series A Convertible Preferred Stock (the "Preferred Shares").

      WHEREAS, the Company and the holders of the Preferred Shares are parties to various certain subscription agreements, relating to the purchase of the Preferred Shares (the "Subscription Agreements");

      WHEREAS, the Subscription Agreements entitle the Investors to convert the Preferred Shares into the Company's common stock (the "Common Stock") on a on-for-one basis at any time following the closing of the purchase and sale of the Preferred Shares, subject to additional terms and conditions as set forth in the Certificate of Designations and Preferences related to the Preferred Shares;

      WHEREAS, as a partial inducement to the Investors to purchase the Preferred Shares, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors with respect to the registration of shares of Common Stock issuable to the Investors upon the conversion of the Preferred Shares into Common Stock.

      NOW, THEREFORE, the parties hereby agree as follows:

      1.    Registration Rights. The Company covenants and agrees as follows:

            1.1 Definitions. For purposes of this Section 1:

                  (a) The term "Act" means the Securities Act of 1933, as amended.

                  (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.8 hereof.

                  (c) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  (d) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filings a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (e) The term "Registrable Securities" means:

                        (i) the Common Stock issuable or issued upon conversion
            of the Preferred Shares;

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                        (ii) the Common Stock issuable or issued to LaSalle St.
            Securities, LLC ("LaSalle") in connection with its services as a placement agent for the Preferred Shares (on an as converted basis to the extent such services were provided for Preferred Shares); and

                        (iii) any Common Stock issued as (or issuable upon the
            conversion or exercise of any warrant, right or other security that is issued as) a dividend, penalty for non-registration or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in Section 1.1(f)(i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                  (f) Except as provided in Section 1.1(f) above, the number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then-exercisable or convertible securities that are, Registrable Securities.

                  (g) The term "SEC" shall mean the Securities and Exchange Commission.

            1.2 Registration of the Preferred Shares. No later than sixty (60) days following the closing of the purchase and sale of the Preferred Shares, the Company shall file a registration statement with the SEC relating to the resale of the Registrable Securities and use commercially reasonable efforts to have the SEC declare such registration statement effective and to effect any related qualification or compliance with respect to the Registrable Securities as soon as possible, but in no event later than 180 days from the closing of the purchase and sale of the Preferred Shares.

            1.3 Penalty for Non-Registration. The Company has agreed that it shall pay the Holders a penalty if the Company fails to comply with the deadlines set forth in Section 1.2. For each violation of either the failure to file a registration statement (a "60-Day Violation") or have the registration statement declared effective (a "180-Day Violation"), the Company shall issue the Holders a 3-year warrant ("Penalty Warrants") to purchase ten percent (20%) of the number of Common Shares into which their Preferred Shares are convertible as of the date of issuance, exercisable at a per share price equal to the closing price of the Company's Common Stock on the business day immediately preceding the date of initial issuance of the Preferred Shares, and having such other terms and conditions reasonably agreeable to LaSalle and the Company. If the Company commits either a 60-Day Violation or a 180-Day Violation, the Company shall have an additional 30-day period (as the case may be) in which to comply. Subsequent 60-Day or 180-Day Violations will compel the Company to issue to the Holders additional Penalty Warrants of like amount as set forth above for each applicable 30-day period.

            1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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                  (a) In connection with the registration statement filed
      pursuant to Section 1.2, the Company will keep such registration effective until the earlier of:

                        (i) three (3) years from the effective date of the
            filing of such registration statement;

                        (ii) the date on which all of the Holders have completed
            the distribution described in such registration statement; or

                        (iii) when all Holders will be eligible to dispose of
            their remaining eligible securities over a period of no greater than two calendar quarters pursuant to Rule 144.

                  (b) In connection with the registration statement filed pursuant to Section 1.2, the Company will prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities.

                  (c) In connection with the registration statement filed pursuant to Section 1.2, the Company shall furnish to the Holders such number of prospectuses related thereto as the Holders shall reasonably request.

                  (d) If, after the registration statement described in Section
      1.2 becomes effective, the Company advises the Holders that:

                        (i) the Company considers it appropriate for the
            registration statement to be amended, the Holders shall suspend any further sales of Registrable Securities until the Company advises the Holders that the registration statement has been amended; or

                        (ii) the Company is no longer eligible to continue the
            registration of the Registrable Securities on Form S-3 or such other form as the Registrable Securities shall have been registered, then the Holders agree to suspend sales of their Registrable Securities (except to the extent otherwise legally permitted) until the Company shall have effected new registration of their Registrable Securities in accordance with Form SB-2, Form S-1 or as otherwise permitted by applicable law.

                  (e) The Company shall pay all costs, fees and expenses in connection with the registration statement filed pursuant to Section 1.2 (excluding fees and expenses of the Holders' counsel and underwriting discounts or selling commissions and transfer, income and other taxes applicable to the Registrable Securities), including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses.

                  (f) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a registration statement

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      described in Section 1.2 for offering and sale under the securities or blue sky laws of such states as may be reasonably requested by the Holders.

                  (g) Notwithstanding the foregoing provisions of this Section 1.3, no registration rights shall be extended pursuant to this Section 1 with respect to any Registrable Securities:

                        (i) which have been sold pursuant to and in accordance
            with an effective registration statement;

                        (ii) sold in accordance with Rule 144 under the Act; or

                        (iii) sold in a private transaction in which the
            Holder's rights hereunder are not assigned.

            1.5 Information from Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            1.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.7 Indemnification.

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company:

                        (i) any untrue statement or alleged untrue statement of
            a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                        (ii) the omission or alleged omission to state therein a
            material fact required to be stated therein, or necessary to make the statements therein not misleading; or

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                        (iii) any violation or alleged violation by the Company
            of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws;

      and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 1.7(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this Section 1.7(b) exceed the gross proceeds from the offering received by such Holder.

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                  (c) Promptly after receipt by an indemnified party under this
      Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to each party; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section
      1.7. After notice from an indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of this
      Section 1.7 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless:

                        (i) the indemnified party shall have employed counsel in
            accordance with the first sentence of this Section 1.7(c);

                        (ii) the indemnifying party shall not have employed
            counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action; or

                        (iii) the indemnifying party has authorized the
            employment of counsel for the indemnified party at the expense of the indemnifying party.

                  (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the

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      indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by any Holder hereunder exceed the net proceeds from the offering received by such Holder.

                  (e) The obligations of the Company and Holders under this
      Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

            1.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (with all related obligations) by a Holder of such securities to a transferee or assignee of the Registrable Securities which:

                  (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of such Holder; or

                  (b) is such Holder's family member or trust for the benefit of such Holder, provided:

                        (i) the Company is, within ten (10) days after such
            transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and

                        (ii) such transferee or assignee agrees in writing to be
            bound by and subject to the terms and conditions of this Agreement.

      2.    Miscellaneous.

            2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Illinois as applied to agreements between Maryland residents entered into and to be performed entirely within Illinois. Any dispute with respect to the subject matter of this Agreement shall be determined by arbitration in Cook County, Illinois, in accordance with the rules of the American Arbitration Association ("AAA") and determined by an AAA arbitrator selected in accordance with the AAA rules, with each party to bear his, her or its respective costs and fees in such proceeding with the complainant, on the one hand, and defendant(s), on the other hand, to bear equally the cost of the AAA arbitrator.

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            2.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

            2.6 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, which amendment shall be binding on all Holders.

            2.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            2.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

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      IN WITNESS WHEREOF, the parties hereto have executed this Registration
Rights Agreement on the date first above written.

AGREED TO:                            COMPANY:

LASALLE ST. SECURITIES, L.L.C.        AHPC HOLDINGS, INC.

By: __________________________        By: _____________________________________
Its: _________________________            Alan Zeffer, Chief Executive Officer

                                      INVESTORS:

                                      By: _____________________________________
                                          ALAN ZEFFER, on behalf of each
                                          Investor named on Exhibit A attached,
                                          pursuant to power of attorney
                                          contained in the Investor's
                                          Subscription Agreement

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                                   SCHEDULE A

                             SCHEDULE OF INVESTORS

Name of Investor                         Address

                                      A-1